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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128700) pertaining to the 1998 Stock Option Plan, as amended, of Prospect Medical Holdings, Inc., and the Registration Statement (Form S-3 No. 333-137496) for the registration of 3,299,910 shares of common stock, of our reports dated May 28, 2008, with respect to the consolidated financial statements and schedule of Prospect Medical Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 2007.

/s/ ERNST & YOUNG LLP

Los Angeles, California
May 28, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM